UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 18, 2009
JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32949 (Commission File Number)	88-0471759 (I.R.S. Employer Identification No.)
125 CambridgePark Drive, Cambridge, Massachusetts 02140
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 349-4500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 18, 2009, Javelin Pharmaceuticals, Inc. (the “Company” or “Javelin”) adopted a retention plan (the “Retention Plan”), in which Stephen J. Tulipano, the Company’s Chief Financial Officer and a named executive officer is a participant. The Retention Plan provides for the grant of restricted stock units (“RSUs”), cash awards, and severance, in connection with a proposed or consummated change in control of the Company.
By agreement dated December 18, 2009, Myriad Pharmaceuticals, Inc. (“MPI”) and Javelin have agreed to a merger transaction in which Javelin is to be acquired by MPI, subject to the satisfaction of the conditions specified in that agreement (the “Merger”). The provisions of the Retention Plan apply to the December 18, 2009 agreement and the Merger contemplated under that agreement. Accordingly, and although the Retention Plan is not, by its terms, expressly limited to the Merger, the following description has been particularized by reference to the contemplated transaction.
Pursuant to the Retention Plan, Mr. Tulipano was granted 10,000 RSUs under the Company’s Amended and Restated 2005 Omnibus Stock Incentive Plan upon the signing of the December 18, 2009 merger agreement. Provided that he remains continuously employed by the Company or MPI until the applicable vesting date, fifty percent of his RSU award will vest on June 17, 2010 and the remaining fifty percent will vest on June 17, 2011, except that all outstanding awards will become fully vested upon an earlier change in control (including consummation of the Merger). Upon termination of his employment for any reason, all of his then unvested awards will immediately terminate and be forfeited.
Mr. Tulipano is also eligible for a cash bonus award of $15,000. To receive the bonus, his employment with the Company or MPI must continue for six months after the date the Company consummates the Merger, except that if Mr. Tulipano is terminated by the Company or MPI without cause during that six-month period the right to the bonus vests and the bonus becomes payable on the date of employment termination. Any right to a future bonus that does not vest by reason of an involuntary termination without cause is immediately forfeited upon termination of Mr. Tulipano’s employment. If the merger agreement between Javelin and MPI is terminated and Mr. Tulipano remains employed by the Company for six months following such termination, then he will be entitled to receive the bonus at that time.
If the Company or MPI terminates Mr. Tulipano’s employment without cause during the twelve-month period following consummation of the Merger, he will be entitled to receive on the date of termination a lump-sum cash payment equal to: (i) six months of his base salary; plus (ii) $5,000 to assist with medical coverage following the termination of employment; plus (iii) all amounts that were accrued or otherwise owed but unpaid as of his date of termination for base salary, prior-year bonus, and vacation; plus (iv) a pro-rata portion of his target bonus for the year in which his employment terminates.
All amounts payable under the Retention Plan are subject to applicable tax withholding.
As consideration for entering into an award agreement under the Retention Plan, Mr. Tulipano must consent to and acknowledge that all options to purchase common stock of the Company that he holds immediately prior to the consummation of a merger or similar transaction (taking into account any prior exercises, including without limitation any exercises with respect to any portion of an option the exercisability of which was accelerated in connection with the transaction) will terminate upon consummation of the transaction, and to sign a release of all claims relating thereto.

Item 8.01 Other Events.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed Merger, MPI intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of Javelin and MPI and other relevant materials in connection with the proposed Merger, and each of Javelin and MPI intend to file with the SEC other documents regarding the proposed Merger. The final joint proxy statement/prospectus will be mailed to the stockholders of Javelin and MPI. INVESTORS AND SECURITY HOLDERS OF JAVELIN AND MPI ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JAVELIN, MPI AND THE PROPOSED MERGER.
The joint proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web-site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Javelin by directing a written request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor Relations and by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 320 Wakara Way, Salt Lake City, Utah 84108, Attention: Investor Relations.
Javelin, MPI and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Javelin and MPI in connection with the proposed Merger. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009, and the proxy statement for Javelin’s 2009 annual meeting of stockholders, filed with the SEC on April 30, 2009. Information about the executive officers and directors of MPI and their ownership of MPI common stock is set forth in MPI’s annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the Merger. If and to the extent that any of the Javelin and MPI participants will receive any additional benefits in connection with the Merger, the details of those benefits will be described in the joint proxy statement/prospectus relating to the Merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Javelin, MPI and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Javelin Pharmaceuticals, Inc.
Date: December 24, 2009	By:	/s/ Martin J. Driscoll
		Name:	Martin J. Driscoll
		Title:	Chief Executive Officer